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                                                                     EXHIBIT 4.3


                                 AMENDMENT NO. 1
                                     TO THE
                              ARMOR HOLDINGS, INC.
                            2002 STOCK INCENTIVE PLAN


         The following amendment is hereby made to the Armor Holdings, Inc. 2002 Stock Incentive Plan (the "Plan"):

         Section 5.8 of the Plan is hereby amended in its entirety and replaced by the following new Section 5.8:

                  "5.8 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that (i) except as expressly provided for in the Plan or an Award Agreement, any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted and (ii) except as provided for in Section 18 of the Plan, Options issued hereunder will not be repriced, replaced or regranted through cancellation or by lowering the Exercise Price of a previously granted Award without prior approval of the Company's Stockholders. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code."

         The Plan was amended by the Board of Directors of Armor Holdings, Inc. as of June 18, 2002.


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                                  CERTIFICATION

         The undersigned, being the Secretary of Armor Holdings, Inc., a Delaware corporation, hereby certifies that the foregoing is a true and complete copy of Amendment No. 1 to the Armor Holdings, Inc. 2002 Stock Incentive Plan, as duly adopted by the Board of Directors of the Company on June 18, 2002, and that said Amendment No. 1 to Armor Holdings, Inc. 2002 Stock Incentive Plan is in full force and effect on the date hereof, without further amendment or modification.


                                       /s/ Robert R. Schiller
                                       ----------------------
                                       Robert R. Schiller, Secretary of
                                       Armor Holdings, Inc.